UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2017 (February 6, 2017)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Joinder and Increase In Revolver Commitments Agreement

On February 6, 2017, Key Energy Services, Inc. (“Key” or the “Company”), Key Energy Services, LLC, Bank of America, N.A. (the “Agent”), and Siemens Financial Services, Inc. (“Siemens”) entered into a Joinder and Increase in Revolver Commitments Agreement (the “Joinder”). The Joinder modifies the Company’s existing Loan and Security Agreement (the “ABL Facility”), dated as of December 15, 2016, with Key Energy Services, LLC, as a borrower, the financial institutions party thereto from time to time as lenders, the Agent, and Bank of America, N.A. as administrative agent for the lenders, and Wells Fargo Bank, National Association, as co-collateral agents for the lenders, to join Siemens as a lender thereunder and increase the aggregate commitments under the ABL Facility by $20 million, which will be provided by Siemens. After giving effect to the Joinder, $100 million of aggregate commitments are now available to the Company under the ABL facility. All other terms of the ABL Facility remain unchanged.

The foregoing description of the Joinder is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Joinder. A copy of the Joinder is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Joinder and Increase in Revolver Commitments Agreement, dated as of February 6, 2017, among Key Energy Services, Inc. and Key Energy Services, LLC, as borrowers, Siemens Financial Services, Inc. and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: February 6, 2017	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Joinder and Increase in Revolver Commitments Agreement, dated as of February 6, 2017, among Key Energy Services, Inc. and Key Energy Services, LLC, as borrowers, Siemens Financial Services, Inc. and Bank of America, N.A., as administrative agent.